Exhibit 10.4

Execution Copy

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of December 28, 2005, is by and between Applied Digital Solutions, Inc., a Missouri corporation (“Pledgor”), and Satellite Asset Management, L.P., in its capacity as Collateral Agent (the “Collateral Agent”), for the benefit of the Investors (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of December 28, 2005 (the “Note Purchase Agreement”), by and among Pledgor and the Investors named therein (such Investors, collectively with their successors and permitted assigns, the “Investors”), Pledgor issued an aggregate $12 million principal amount of its Senior Secured Notes due 2007 (the “Notes”); and

WHEREAS, pursuant to the terms of the Note Purchase Agreement, the Notes will be secured, in part, by a pledge of all of the capital stock and other equity interests and participations held by the Pledgor in Digital Angel Corporation, VeriChip Corporation, InfoTech, USA, Inc., the Digital Angel Share Trust (the “Trust”) and all of its Subsidiaries (as defined in the Note Purchase Agreement) other than the equity interests and participations set forth on Schedule 2.1(ii) to this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      DEFINITIONS.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Note Purchase Agreement, and the following terms that are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “UCC”) are used herein as so defined: Certificated Security, Control, Entitlement Order, Financial Asset, Investment Company Security, Securities Account, Security, Security Entitlement, Securities Intermediary and Uncertificated Security.

2.                                      PLEDGE AND GRANT OF SECURITY INTEREST.

Subject to the terms and conditions of this Pledge Agreement and to secure the performance of the Secured Obligations (as defined in Section 3 hereof), Pledgor hereby pledges and grants to the Collateral Agent, for the benefit of the Investors, a continuing first priority security interest in any and all right, title and interest of Pledgor in and to the properties described in this Section 2, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

2.1.                              Pledged Capital Stock. All of the issued and outstanding Capital Stock (as defined below) directly owned by Pledgor in Digital Angel Corporation, VeriChip Corporation, InfoTech, USA, Inc. and its Subsidiaries (all of which are identified on Schedule 2.1(i) hereto) other than the capital stock set forth on Schedule 2.1(ii) hereto (collectively, together with the Capital Stock and other interests described in clauses (a) and (b) below, the “Pledged Capital Stock”), including, but not limited to, the following:

(a)                                  all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Capital Stock; and

(b)                                 without affecting the obligations of Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger involving the issuer of any Pledged Capital Stock and in which such issuer is not the surviving entity, all shares of each class of the Capital Stock of the successor entity formed by or resulting from such consolidation or merger.

As used herein, the term “Capital Stock” means:

(a)                                  in the case of a corporation, capital or other corporate stock;

(b)                                 in the case of an association, trust or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital or corporate stock;

(c)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

2.2.                              Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form, subject to Section 8.2(e) hereof.

2.3.                              Trust Estate.  The Pledgor hereby represents, warrants and covenants that the shares of Digital Angel Corporation held as the trust estate in the Trust (the “Trust Estate”) is and shall remain with the Trust, except as may be issued upon the exercise of the warrants set forth on Schedule 3.5 of the Note Purchase Agreement and held by Elliot Associates, L.P., Elliot International, L.P., Omicron Master Trust, Portside Growth and Opportunity Fund and Islandia, L.P.  In the event that the Trust is dissolved or liquidated, the Pledgor shall directly pledge the remaining Trust Estate to the Collateral Agent in accordance with this Agreement.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that the Pledgor may from time to time hereafter pledge and deliver additional shares of Capital Stock or other equity interests to the Collateral Agent as collateral security for the Secured Obligations. Upon such pledge and delivery to the Collateral Agent, such additional shares of Capital Stock or other equity interests shall be deemed to be part of the Pledged Collateral and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2.1(i) is amended to refer to such additional shares or interests.

3.                                      SECURITY FOR SECURED OBLIGATIONS.

The security interest created hereby in the Pledged Collateral of Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the “Secured Obligations”): (a) the Pledgor’s obligations under the Notes and the other Transaction Documents now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Pledgor to repay principal of and interest on the Notes (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing), and to pay all reasonable fees, indemnities, costs and expenses (including attorneys’ fees) provided for the Transaction Documents, and (b) all reasonable expenses and charges, legal and otherwise, incurred by the Collateral Agent and/or the Investors in enforcing the repayment of the Notes or the other terms and conditions of the Transaction Documents or in realizing on or protecting any security therefor, including, without limitation, the security granted hereunder.

4.                                      DELIVERY OF THE PLEDGED COLLATERAL; PERFECTION OF SECURITY INTEREST.

Pledgor hereby agrees that:

4.1.                              Delivery of Certificates and Instruments. Pledgor shall deliver as security to the Collateral Agent, (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Capital Stock owned by Pledgor and (ii) promptly upon the receipt thereof by or on behalf of Pledgor, all other certificates and instruments constituting Pledged Collateral owned by Pledgor. Prior to delivery to the Collateral Agent, all such certificates and instruments constituting Pledged Collateral of Pledgor shall be held in trust by Pledgor for the benefit of the Collateral Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in forms reasonably acceptable to the Collateral Agent.

4.2.                              Additional Securities. If Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including without limitation, any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares of Capital Stock, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in Capital Stock; or (iv) distributions of Capital Stock or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Collateral Agent, shall segregate it from Pledgor’s other property and shall deliver it forthwith to the Collateral Agent in the exact form received accompanied by duly executed instruments of transfer or assignment in blank, in forms reasonably acceptable to the Collateral Agent, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

4.3.                              Financing Statements; Other Perfection Actions. Pledgor hereby authorizes the Collateral Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time deem reasonably necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC that describes the Pledged Collateral in such manner as the Collateral Agent deems necessary or advisable. Pledgor shall also execute and deliver to the Collateral Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations, amendments and restatements of existing documents and any documents as may be necessary if the law of any jurisdiction other than New York becomes or is applicable to the Pledged Collateral or any portion thereof, in each case as the Collateral Agent may reasonably request) and do all such other things as the Collateral Agent may reasonably deem necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder are perfected, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate jurisdictions, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder.

5.                                      REPRESENTATIONS AND WARRANTIES.

Pledgor hereby represents and warrants to the Collateral Agent, for the benefit of the Investors, that:

5.1.                              Authorization of Pledged Capital Stock. The Pledged Capital Stock is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive rights of any Person.

5.2.                              Title. Pledgor has good and indefeasible title to all of the Pledged Collateral and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Capital Stock.

5.3.                              Authority; Enforceability.  The Pledgor has the authority and capacity to perform their obligations hereunder, and this Pledge Agreement is the valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principles, whether applied in law or equity.

5.4.                              Exercising of Rights. The grant by the Pledgor of the rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting the Pledgor or any of its property.

5.5.                              Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority, the issuer of any Pledged Capital Stock or any other Person is required either (i) for the pledge made by Pledgor or for the granting of the security interest by Pledgor pursuant to this Pledge Agreement or (ii) for the exercise by the Collateral Agent or the Investors of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

5.6.                              Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Collateral Agent, for the ratable benefit of the Investors, in the Pledged Collateral. The taking of possession by the Collateral Agent of the certificates (if any) representing the Pledged Capital Stock and all other certificates and instruments constituting Pledged Collateral will perfect and establish the first priority of the Collateral Agent’s security interest in all certificated Pledged Capital Stock and such certificates and instruments. Upon the filing of UCC financing statements in the location of Pledgor’s state of organization by the Collateral Agent, the Collateral Agent shall have a first priority perfected security interest in all uncertificated Pledged Capital Stock consisting of partnership or limited liability company interests that do not constitute a Security pursuant to Section 8-103(c) of the UCC. With respect to any Pledged Collateral consisting of an Uncertificated Security or a Security Entitlement or any Pledged Collateral held in a Securities Account, upon execution and delivery by Pledgor, the Collateral Agent and the applicable Securities Intermediary or the applicable issuer of the Uncertificated Security of an agreement granting Control to the Collateral Agent over such Pledged Collateral, the Collateral Agent shall have a first priority perfected security interest in such Pledged Collateral. Except as set forth in this Section 5.6, no action is necessary to perfect the Collateral Agent’s security interest.

6.                                      COVENANTS.

Pledgor hereby covenants and agrees with the Collateral Agent that Pledgor shall:

6.1.                              Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral at its own expense against the claims and demands of all other parties claiming an interest therein; keep the Pledged Collateral free from all Liens, other than Permitted Liens; and not sell, exchange, transfer, assign, lease or otherwise dispose of the Pledged Collateral or any interest therein, except as otherwise expressly permitted herein or in the Transaction Documents.

6.2.                              Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Collateral Agent may request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Collateral Agent, filing of UCC financing statements and any and all other actions reasonably necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a first priority perfected security interest in all Pledged Collateral); and (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral.

6.3.                              Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral other than pursuant hereto.

6.4.                              Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by Pledgor with the Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral.

6.5.                              Change Name or Location.  Shall not, except upon thirty (30) days’ prior written notice to the Collateral Agent, change its company name or conduct its business under any name other than that set forth herein or change its jurisdiction of organization or incorporation.

6.6.                              Fees and Expenses.  Promptly upon demand by the Collateral Agent, pay all reasonable fees and out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by the Collateral Agent in connection with (i) filing or recording any documents (including all taxes in connection therewith) in public offices; and (ii) paying or discharging any taxes, counsel fees, maintenance fees, encumbrances or other amounts in connection with protecting, maintaining or preserving the Pledged Collateral.

7.                                      PERFORMANCE OF OBLIGATIONS; ADVANCES BY COLLATERAL AGENT.

On failure of Pledgor to perform any of the covenants and agreements contained herein after written notice and ten (10) days to cure, the Collateral Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than in either case a Permitted Lien), expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may make for the protection of the security interest hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by Pledgor promptly upon timely notice thereof and demand therefor and shall constitute additional Secured Obligations. No such performance of any covenant or agreement by the Collateral Agent on behalf of Pledgor, and no such advance or expenditure therefor, shall relieve Pledgor of any default under the terms of this Pledge Agreement. The Collateral Agent may make any payment hereby authorized upon prior notice to Pledgor and in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8.                                      EVENTS OF DEFAULT.

The occurrence of either of the following events shall constitute an event of default under this Pledge Agreement (each, an “Event of Default”):  (a) (i) the occurrence of a Mandatory Redemption Event (as defined in the Notes) and (ii) the failure of the Obligor to pay the Mandatory Redemption Price (as defined in the Notes) in full on or prior to the Mandatory Redemption Date (as defined in the Notes); or (b) any material portion of the Pledged Collateral shall be lost or deemed invalid and such loss or deemed invalidation is not covered by insurance.

8.1.                              Remedies.

(a)          General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent shall have, in respect of the Pledged Collateral, in addition to the rights and remedies provided herein and in the other Transaction Documents, the rights and remedies of a secured party under the UCC or any other applicable law.

(b)         Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 8.1, the Collateral Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any Investor may, in such event, bid for the purchase of such securities. Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by Pledgor, any requirement of reasonable notice shall be met if an authenticated notification of disposition under Section 9-611 of the UCC, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to Pledgor, in accordance with Section 9.6 at least twenty (20) days before the time of such sale. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)          Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that the Collateral Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act. Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above, shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Collateral Agent or any Investor may, in such event, bid for the purchase of such Pledged Collateral, in each case except to the extent limited or prohibited by applicable law.

(d)         Retention of Pledged Collateral. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e)          Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Investors are legally entitled, Pledgor shall be liable for the deficiency, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to Pledgor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(f)            Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including, without limitation, real and other personal property owned by Pledgor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them, any of the Collateral Agent’s rights or the Secured Obligations under this Pledge Agreement or under any of the Transaction Documents.

(g)         Cumulative Remedies.  The rights and remedies provided in this Pledge Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

8.2.                              Rights of the Collateral Agent.

(a)          Power of Attorney. Pledgor hereby designates and appoints the Collateral Agent, on behalf of the Investors, and each of its designees or agents as attorney-in-fact of Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)                                     to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral of Pledgor, all as the Collateral Agent may reasonably determine in respect of the Pledged Collateral;

(ii)                                  to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii)                               to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Pledged Collateral and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

(iv)                              to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v)                                 to direct any parties liable for any payment under any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vi)                              to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any of the Pledged Collateral;

(vii)                           to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii)                        to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated herein;

(ix)                                to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may determine;

(x)                                   to vote for a shareholder, partner or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Collateral Agent or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8.1 hereof; and

(xi)                                to do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations remain outstanding. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to perfect, protect, preserve and realize upon its security interest in the Pledged Collateral.

(b)         Assignment by the Collateral Agent. The Collateral Agent may from time to time assign the Secured Obligations or any portion thereof and/or the Pledged Collateral or any portion thereof to a successor Collateral Agent, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Pledge Agreement in relation thereto.

(c)          The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Pledged Collateral, and the Collateral Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to Pledgor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(d)         Voting Rights in Respect of the Pledged Collateral.

(i)             So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

(ii)          Subject to subsection (e) of this Section 8.2, upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this subsection (d) shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(e)          Dividend and Distribution Rights in Respect of the Pledged Collateral.

(i)             So long as no Event of Default shall have occurred and be continuing, Pledgor may receive and retain any and all dividends (other than dividends payable in the form of Capital Stock and other dividends constituting Pledged Collateral which are required to be delivered to the Collateral Agent pursuant to Section 4 of this Pledge Agreement), distributions or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Note Purchase Agreement.

(ii)          Upon the occurrence and during the continuation of an Event of Default:

(A)      all rights of Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this subsection (e) shall cease and all such rights shall thereupon be vested in the Collateral Agent which shall then have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(B)        all dividends, distributions and interest payments which are received by Pledgor contrary to the provisions of clause (A) of this subsection (ii) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(f)            Release of Pledged Collateral. The Collateral Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, Lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority Lien on all Pledged Collateral not expressly released or substituted.

8.3.                              Application of Proceeds. After the exercise of remedies by the Collateral Agent or the Investors, any proceeds of the Pledged Collateral, when received by the Collateral Agent or the Investors in cash or its equivalent, will be applied in reduction of the Secured Obligations, and Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

8.4.                              Costs of Counsel. Upon the occurrence of an Event of Default or a material breach of any provision herein or in any of the other Transaction Documents, if the Collateral Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral or exercise any rights or remedies under this Pledge Agreement or with respect to the Pledged Collateral, then Pledgor agrees to promptly pay the reasonable costs and expenses of the Collateral Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

8.5.                              Continuing Agreement.

(a)          This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding. Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Collateral Agent shall, upon the request and at the expense of Pledgor, forthwith release all of the Liens and security interests granted hereunder and shall deliver all UCC termination statements and/or other documents reasonably requested by Pledgor evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b)         This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Investor as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Investor in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

9.                                      MISCELLANEOUS.

9.1                                 Survival; Severability.  The representations, warranties, covenants and indemnities made by the Pledgor herein shall survive the execution and delivery of this Pledge Agreement until such time as there are no Secured Obligations due to the Collateral Agent.  In the event that any provision of this Pledge Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Pledge Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Pledge Agreement to the parties.

9.2                                 Successors and Assigns.  This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall be binding upon Pledgor and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the holders of the Notes and their respective successors and permitted assigns.  The Pledgor may not assign its rights or obligations under this Pledge Agreement.

9.3                                 Governing Law; Jurisdiction.  This Pledge Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.  The Pledgor hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Pledgor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Pledgor via express mail (effective five (5) days after such mailing) at the address in effect for notices to them under this Pledge Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The Pledgor hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Pledge Agreement or any other Transaction Document to which it is a party and for any counterclaim therein.

9.4                                 Counterparts.  This Pledge Agreement may be executed in counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart. Delivery of executed counterparts of this Pledge Agreement by facsimile shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Collateral Agent.

9.5                                 Headings.  The headings used in this Pledge Agreement are used for convenience only and are not to be considered in construing or interpreting this Pledge Agreement.

9.6                                 Notices.  Any notice, demand or request required or permitted to be given by the Pledgor or the Collateral Agent pursuant to the terms of this Pledge Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission (immediately followed by written confirmation delivered according to another mechanism provided by this section), unless such delivery is made on a day that is not a

Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Pledgor:

Applied Digital Solutions, Inc.

1690 S. Congress Avenue, Suite 200

Delray Beach, FL  33445

Attn:                    Scott R. Silverman

Tel:                            (561) 805-8000

Fax:                           (561) 805-0002

with a copy to:

Holland & Knight LLP

701 Brickell Avenue, Suite 3000

Miami, FL  33131

Attn: Harvey A. Goldman, Esq.

Tel:                            (305) 374-8500

Fax:                           (305) 789-7799

If to the Collateral Agent:

Satellite Asset Management, L.P.

623 Fifth Avenue, 20th Floor

New York, NY 10022

Attn: Jim LaChance

Tel: 212-209-2000

Fax: 212- 209-2020

with a copy to:

Mazzeo Song LLP

708 Third Avenue, 19th Floor

New York, NY 10017

Attn: Robert L. Mazzeo

Tel: 212-599-0700

Fax: 212-599-8400

Either party may, by notice given in accordance with this Section 9.6, change the address to which notices, demands and requests shall be sent to such party.

9.7                                 Entire Agreement; Amendments.  This Pledge Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  Except as expressly provided herein, neither this Pledge Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Pledgor and the Collateral Agent, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

9.8                                 No Waiver.  Other than pursuant to an amendment or waiver effected in accordance with Section 9.7 of this Pledge Agreement, the Collateral Agent shall not, by any act, any failure to act or any delay in acting be deemed to have (i) waived any right or remedy under this Pledge Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Pledge Agreement or the other Transaction Documents, or (ii) acquiesced in any Event of Default or in any breach of any of the terms and conditions of this Pledge Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Pledge Agreement or the other Transaction Documents.  No failure to exercise, nor any delay in exercising, any right, power or privilege of the Collateral Agent under this Pledge Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Pledge Agreement or the other Transaction Documents shall operate as a waiver of any such right, power or privilege.  No single or partial exercise of any right, power or privilege under this Pledge Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Pledge Agreement or the other Transaction Documents shall preclude any other or further exercise of any other right, power or privilege.  A waiver by the Collateral Agent of any right or remedy under this Pledge Agreement, any other Transaction Document or any other document or instrument made, delivered or given in connection with this Pledge Agreement or the other Transaction Documents on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent would otherwise have on any future occasion.

9.9                                 Compliance with the Transaction Documents.  The Pledgor covenants and agrees that on and after the date hereof and until all Secured Obligations have been paid and performed in full, such Pledgor shall take, or will refrain from taking, all actions that are necessary to be taken or not taken so that no violation of any covenant or agreement of such Pledgor contained in the Note Purchase Agreement or any of the other Transaction Documents is caused by the actions (or non-actions) of such Pledgor or any of its Affiliates.  The Pledgor hereby agrees to pay all reasonable out-of-pocket costs and expenses of the Collateral Agent in connection with the enforcement of this Pledge Agreement and any amendment, waiver or consent relating hereto (including, without limitation, reasonable legal fees and disbursements).

9.10                           Waivers.  The Pledgor acknowledges that the Secured Obligations arose out of a commercial transaction and hereby knowingly and intelligently waives any right to require the Collateral Agent to (i) proceed against any person or entity, (ii) proceed against any other collateral under any other agreement, or (iii) pursue any other remedy available to the Collateral Agent.  The Pledgor further waives any defense that it may have to the exercise by the Collateral Agent of its rights under this Pledge Agreement, other than the defense that the Secured Obligations have fully been paid and performed.

9.11                           Cross Default.  The Pledgor agrees and acknowledges that during any period in which any Secured Obligations remain outstanding, a default under the terms of this Pledge Agreement shall constitute a default under the other Transaction Documents, and a default under any of the other Transaction Documents shall constitute a default under this Pledge Agreement.

9.12                           Rights of Investors. All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Investors.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Pledge Agreement as of the date first-above written.

PLEDGOR:

APPLIED DIGITAL SOLUTIONS, INC.

By:	/s/ Evan C. McKeown
Name: Evan C. McKeown
Title: Senior Vice President and Chief Financial Officer

COLLATERAL AGENT:

SATELLITE ASSET MANAGEMENT, L.P.

By:	/s/ Simon Raykher
Name: Simon Raykher
Title: General Counsel

SCHEDULE 2.1(I)

Subsidiaries

•                  Computer Equity Corporation

•                  Government Telecommunications, Inc.

•                  Pacific Decisions Sciences  Corporation

•                  Perimeter Acquisition Corp.

•                  Thermo Life Energy Corp.

SCHEDULE 2.1(II)

Excluded Collateral

•                  15,453,506 shares of Digital Angel Corporation